Exhibit 99.1

         GENESEE & WYOMING REPORTS RESULTS FOR THE THIRD QUARTER OF 2006

    GREENWICH, Conn., Nov. 1, 2006 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported a net loss of $12.1 million in the third quarter of 2006, compared to net income of $17.0 million in the third quarter of 2005. GWI's diluted loss per share in the third quarter of 2006 was $0.32 with 37.7 million shares outstanding, compared to diluted earnings per share of $0.41 with
41.8 million shares outstanding in the third quarter of 2005. In accordance with accounting standards generally accepted in the U.S., because of the loss reported, the diluted shares outstanding for the third quarter of 2006 exclude the effects of 4.6 million potential common shares from our Class B common stock and our stock-based compensation plans. Results for the third quarter of 2006 included certain charges and gains that totaled a net loss of $23.8 million ($28.0 million after-tax, or $0.74 per diluted share). Results for the third quarter of 2005 included a gain of $0.05 per share on the sale of surplus rail.

    Significant items impacting GWI's results for the third quarter of 2006 are enumerated in the following table:

             (dollars in millions, except per diluted share amounts)

                                             Pre-Tax      After-Tax       EPS
                  Item                       Amount        Amount        Impact
----------------------------------------   ----------    ----------    ----------
Non-Cash Write-down of Mexican Assets      $    (33.1)   $    (34.1)   $    (0.90)
ARG Sale Post-Closing Adjustments          $     10.4    $      6.8    $     0.18
Settlement of Galveston Litigation         $     (1.1)   $     (0.7)   $    (0.02)

                                           $    (23.8)   $    (28.0)   $    (0.74)

    As a result of the indefinite delay in the reconstruction of a hurricane-damaged rail line in Chiapas, GWI recorded a non-cash charge in the third quarter of 2006 of approximately US$34.1 million after-tax, or $0.90 per share, reflecting the non-cash write-down of its Mexican non-current assets and related effects. The write-down of the Mexican assets is more fully described in a press release that GWI also issued today.

    On June 1, 2006, GWI and its joint venture partner, Wesfarmers Limited (Wesfarmers), completed the sale of their Western Australia operations and certain other assets of the Australian Railroad Group (ARG) to Queensland Rail and Babcock & Brown Limited. ARG was 50 percent-owned by GWI and 50 percent-owned by Wesfarmers. This sale resulted in a gain of $208.4 million in the second quarter of 2006 ($123.0 million after-tax, or $2.89 per share). In the third quarter of 2006, GWI received payment of its share of the post-closing adjustments from the sale, and recorded an additional gain of $10.4 million ($6.8 million after-tax, or $0.18 per diluted share).

    Operating Results

    In the third quarter of 2006, GWI's revenue increased 21.9 percent to $128.3 million, compared to $105.3 million in the third quarter of 2005. Of this $23.1 million increase in revenue, $5.7 million was from same-railroad growth in the U.S. and Canada, while $20.2 million was from GWI's acquisition in South Australia and a small acquisition in the U.S. These gains were partially offset by a $2.8 million decrease in revenue in Mexico. The 6.0 percent growth in same-railroad revenue in the U.S. and Canada was primarily due to freight revenue increases of $2.0 million in coal and $1.8 million in metals. Same-railroad revenue per carload increased by 6.9 percent (on higher rates of 4.5 percent, higher fuel surcharge of 3.9 percent, partially offset by a decrease of 1.5 percent due to a change of commodity mix). GWI's same-railroad revenue per carload in the U.S. and Canada increased by 9.4 percent (on higher rates of 6.4 percent, higher fuel surcharges of 4.4 percent, partially offset by a 1.4 percent decrease due to a change of commodity mix).

    GWI's operating loss in the third quarter of 2006 was $13.0 million, compared with operating income of $24.1 million in the third quarter of 2005. Excluding the non-cash write-down and related charges in Mexico of $33.1 million ($34.1 million after-tax), third quarter of 2006 operating income was $21.2 million. GWI's operating results in the third quarter of 2006 also included $1.1 million of pre-tax expense associated with a legal settlement, while operating results from 2005 included a $3.4 million pre-tax gain on the disposition of surplus rail.

    Excluding the impairment and related charges, GWI's Mexican operations had an operating loss of $2.0 million in the third quarter of 2006, compared to operating income of $1.2 million in the third quarter of 2005. Mexican operating results for the third quarter of 2006 were adversely affected by i) the inoperability of a portion of the hurricane-damaged Chiapas line, ii) the loss of certain other long-haul traffic to barge, and iii) track-caused derailments during the rainy season. GWI's operating ratio in the third quarter of 2006 was
110.1 percent, compared to 77.1 percent in the third quarter of 2005. Excluding Mexico and the other significant items described above, GWI's operating ratio was 79.9 percent in the third quarter of 2006 compared with 79.5 percent in the third quarter of 2005.(1)

    GWI's traffic in the third quarter of 2006 increased by approximately 21,700 carloads, or 10.6 percent, compared with the third quarter of 2005. Excluding traffic from acquisitions, same railroad traffic in the third quarter of 2006 decreased by approximately 7,500 carloads, or 3.7 percent. Included in this decrease was a decline of approximately 2,900 carloads in GWI's Mexico Region.

    Free Cash Flow (dollars in millions)(2)

                                       Nine Months Ended September 30,
                                      --------------------------------
                                           2006              2005
                                      --------------    --------------
Net cash provided by operating
 activities                           $         63.8    $         50.9
Net cash provided by (used in)
 investing activities                 $        252.6    $       (261.9)
Cash proceeds from divestitures       $       (306.7)                -
Cash used for acquisitions            $         21.2    $        244.7

Free cash flow                        $         30.8    $         33.8

    For the nine months ended September 30, 2006, GWI generated net cash provided by operating activities of $63.8 million and free cash flow of $30.8 million. GWI's free cash flow for the nine months ended September 30, 2006, included an increase in working capital of $4.9 million and project-specific capital expenditures of $5.4 million. Project-specific capital expenditures include items such as track and equipment capital associated with new business development and the buy-out of certain equipment leases.

    For the nine months ended September 30, 2005, GWI generated net cash provided by operating activities of $50.9 million and free cash flow of $33.8 million. GWI's free cash flow for the nine months ended September 30, 2005, included an increase in working capital of $3.2 million and project-specific capital expenditures of $1.2 million.

    Comments from the Chief Executive Officer

    Mortimer B. Fuller, Chairman and CEO of GWI, commented, "We are disappointed by the failure to resolve the Mexican situation and the necessity to take this significant write-down. As we announced today, the increased cost and indefinite timing of the Chiapas rail line reconstruction have resulted in an unsustainable business. Without support from the Mexican Government until the Chiapas line is reconstructed, FCCM is not a viable enterprise. We are working closely with the Mexican Government to resolve the situation as expeditiously as possible and are considering all alternatives."

    Mr. Fuller continued, "Meanwhile, the core operating profits of GWI, excluding Mexico and other items identified in this release, increased more than 24 percent versus the third quarter of last year, performance which was ahead of our expectations. Despite general weakness in paper and forest products shipments, we have been able to improve yields and control costs, resulting in a core operating ratio of approximately 80 percent in the third quarter of 2006, comparable to that in the third quarter of 2005."(1)

    Conference Call and Webcast Details

    As previously announced, GWI's conference call to discuss financial results for the third quarter will be held today at 11:00 a.m. (Eastern Time). The dial-in number for the teleconference is 877-209-0397; outside U.S., call 612-332-0932, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Third Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's website starting at 2:30 p.m. this afternoon.

    About Genesee & Wyoming Inc.

    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. GWI railroads operate in 26 US states and two Canadian provinces and serve 11 US ports. GWI operates over 5,900 miles of owned and leased track and approximately 3,700 additional miles under track access arrangements

    Cautionary Statement Concerning Forward-Looking Statements

    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

    1. Operating income/losses and operating ratios that exclude the items described above are non-GAAP measures and are not intended to replace the operating income/loss or operating ratios calculated using total operating expenses and total revenue, calculated on a basis consistent with GAAP. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating income calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

    2. Free cash flow is a non-GAAP measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

    Contact:

    Christopher Capot
    Director - Corporate Communications
    Genesee & Wyoming Inc.
    203-629-3722
    Cell 203-379-8019

    Investor Contact
    T. J. Gallagher
    Chief Financial Officer, Genesee & Wyoming Inc.
    203-629-3722

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                         Three Months Ended           Nine Months Ended
                                            September 30,               September 30,
                                      ------------------------    ------------------------
                                         2006          2005          2006          2005
                                      ----------    ----------    ----------    ----------
OPERATING REVENUES                    $  128,304    $  105,250    $  354,876    $  282,073

OPERATING EXPENSES                       141,269        81,171       329,436       227,715
(LOSS) INCOME FROM OPERATIONS            (12,965)       24,079        25,440        54,358

GAIN ON SALE OF EQUITY INVESTMENT
 IN ARG                                   10,421             -       218,845             -
INVESTMENT LOSS - BOLIVIA                      -             -        (5,878)            -
EQUITY INCOME (LOSS) OF
 UNCONSOLIDATED
  INTERNATIONAL AFFILIATES                     -         3,585       (10,752)       10,440
INTEREST INCOME                            3,279           154         4,461           253
INTEREST EXPENSE                          (3,890)       (4,919)      (13,587)       (9,875)
OTHER INCOME (EXPENSE), NET                  776           (72)        2,257          (549)

(LOSS) INCOME BEFORE INCOME TAXES         (2,379)       22,827       220,786        54,627

PROVISION FOR INCOME TAXES                 9,727         5,783       101,129        15,319

NET (LOSS) INCOME                     $  (12,106)   $   17,044    $  119,657    $   39,308

BASIC (LOSS) EARNINGS PER SHARE       $    (0.32)   $     0.46    $     3.18    $     1.07

     WEIGHTED AVERAGE SHARES -
      BASIC                               37,739        37,035        37,600        36,829

DILUTED (LOSS) EARNINGS PER SHARE     $    (0.32)   $     0.41    $     2.82    $     0.94

     WEIGHTED AVERAGE SHARES -
      DILUTED                             37,739        41,815        42,488        41,608

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                       September 30,    December 31,
                                           2006             2005
                                      --------------   --------------
                                        (Unaudited)
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents         $      242,366   $       18,669
    Accounts receivable, net                 113,870           91,134
    Materials and supplies                    11,776            6,765
    Prepaid expenses and other                10,963            8,298
    Deferred income tax assets, net            7,945            4,230
      Total current assets                   386,920          129,096

PROPERTY AND EQUIPMENT, net                  551,162          535,994
INVESTMENT IN UNCONSOLIDATED
 AFFILIATES                                    4,535          136,443
GOODWILL                                      38,163           31,233
INTANGIBLE ASSETS, net                       121,562          135,444
OTHER ASSETS, net                             10,424           12,388
     Total assets                     $    1,112,766   $      980,598

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt $       16,551   $        4,726
    Accounts payable                         101,843           87,496
    Accrued expenses                          33,783           28,270
    Income tax payable - Australia            86,216                -
     Total current liabilities               238,393          120,492

LONG-TERM DEBT, less current portion         232,192          333,625
DEFERRED INCOME TAX LIABILITIES, net          72,462           59,891
DEFERRED ITEMS - grants from
 governmental agencies                        49,930           48,242
OTHER LONG-TERM LIABILITIES                   17,176           20,528

TOTAL STOCKHOLDERS' EQUITY                   502,613          397,820
     Total liabilities and
      stockholders' equity            $    1,112,766   $      980,598

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                             Nine Months Ended
                                                     --------------------------------
                                                      September 30,     September 30,
                                                          2006              2005
                                                     --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                          $      119,657    $       39,308
 Adjustments to reconcile net income
  to net cash provided by operating
  activities-
  Depreciation and amortization                              22,138            17,717
  Amortization of restricted stock                              768               486
  Compensation cost related to stock options                  5,404               915
  Excess tax benefits from share-based
   compensation                                              (4,368)             (392)
  Deferred income taxes                                      16,021             5,385
  Tax benefit upon exercise of stock options                      -               309
  Gain on insurance recovery                                 (1,937)                -
  Gain on sale of equity investment
   in ARG                                                  (218,845)                -
  Net loss (gain) on sale and impairment
   of assets                                                 36,264            (3,367)
  Investment loss - Bolivia                                   5,878                 -
  Equity loss (income) of unconsolidated
   international affiliates, net of tax                       7,500            (7,425)
  Changes in assets and liabilities,
   net of effect of acquisitions -
   Accounts receivable, net                                 (10,562)          (11,115)
   Materials and supplies                                    (2,439)           (1,091)
   Prepaid expenses and other                                (2,363)              741
   Accounts payable and accrued expenses                     10,467             8,220
   Income tax payable - Australia                            86,216                 -
   Other assets and liabilities, net                         (5,983)            1,242
    Net cash provided by operating
     activities                                              63,816            50,933

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment, net of
  government grants                                         (33,562)          (21,951)
 Proceeds from ARG Sale                                     306,746                 -
 Purchase of Chattahoochee Bay Railroad                      (6,050)                -
 Purchase of Wesfarmers' 50-percent
  ownership of the remaining ARG operations,
  net of cash received                                      (15,139)                -
 Purchase of Rail Partners, net of cash
  received                                                        -          (238,204)
 Additional purchase price for Genesee
  Rail-One                                                        -            (6,500)
 Cash received from unconsolidated
  international affiliates                                        -               655
 Valuation adjustment of split dollar
  life insurance                                                 63                32
 Proceeds from disposition of property
  and equipment                                                 499             4,093
   Net cash provided by (used in)
    investing activities                                    252,557          (261,875)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on long-term
  borrowings, including capital leases                     (183,446)         (159,398)
 Proceeds from issuance of long-term debt                    92,500           359,800
 Debt issuance costs                                              -            (1,629)
 Proceeds from employee stock purchases                       6,345             2,761
 Treasury stock purchases                                   (11,188)             (368)
 Excess tax benefits from share-based
  compensation                                                4,368               392
  Net cash (used in) provided by
   financing activities                                     (91,421)          201,558

EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS                                   (1,255)            1,152

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                                223,697            (8,232)
CASH AND CASH EQUIVALENTS, beginning
 of period                                                   18,669            14,451
CASH AND CASH EQUIVALENTS, end of
 period                                              $      242,366    $        6,219

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                       Three Months Ended
                                                         September 30,
                                      ---------------------------------------------------
                                                2006                       2005
                                      -----------------------    ------------------------
                                                      % of                        % of
                                        Amount       Revenue       Amount        Revenue
                                      ----------   ----------    ----------    -----------
Revenues:
     Freight                          $   86,955         67.8%   $   77,605          73.7%
     Non-freight                          41,349         32.2%       27,645          26.3%

        Total revenues                $  128,304        100.0%   $  105,250         100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                    $   36,700         28.6%   $   31,379          29.8%
Equipment rents                            9,873          7.7%        9,281           8.8%
Purchased services                        10,850          8.5%        7,583           7.2%
Depreciation and amortization              7,888          6.1%        7,058           6.7%
Diesel fuel used in operations            11,577          9.0%       10,709          10.2%
Diesel fuel sold to third parties          5,458          4.3%            -           0.0%
Casualties and insurance                   6,086          4.7%        4,548           4.3%
Materials                                  6,422          5.0%        5,131           4.9%
Net loss (gain) on sale and impairment
 of assets                                36,397         28.4%       (3,368)         -3.2%
Other expenses                            10,018          7.8%        8,850           8.4%

Total operating expenses              $  141,269        110.1%   $   81,171          77.1%

Functional Classification
Transportation                        $   42,193         32.9%   $   36,052          34.3%
Maintenance of ways and structures        11,032          8.6%        8,687           8.3%
Maintenance of equipment                  17,581         13.7%       14,991          14.2%
Diesel fuel sold to third parties          5,458          4.3%            -           0.0%
General and administrative                20,720         16.1%       17,751          16.8%
Net loss (gain) on sale and impairment
 of assets                                36,397         28.4%       (3,368)         -3.2%
Depreciation and amortization              7,888          6.1%        7,058           6.7%

Total operating expenses              $  141,269        110.1%   $   81,171          77.1%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                       Nine Months Ended
                                                         September 30,
                                      ----------------------------------------------------
                                                2006                        2005
                                      ------------------------    ------------------------
                                                       % of                        % of
                                         Amount       Revenue       Amount        Revenue
                                      ----------    ----------    ----------    ----------
Revenues:
     Freight                          $  255,392          72.0%   $  209,984          74.4%
     Non-freight                          99,484          28.0%       72,089          25.6%

        Total revenues                $  354,876         100.0%   $  282,073         100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits                    $  116,636          32.9%   $   89,833          31.8%
Equipment rents                           28,898           8.1%       25,286           9.0%
Purchased services                        26,574           7.5%       18,778           6.7%
Depreciation and amortization             22,138           6.2%       17,717           6.3%
Diesel fuel used in operations            34,210           9.6%       27,523           9.8%
Diesel fuel sold to third parties          7,089           2.0%            -           0.0%
Casualties and insurance                  13,007           3.7%       13,682           4.9%
Materials                                 17,921           5.0%       14,159           5.0%
Net loss (gain) on sale and impairment
 of assets                                36,264          10.2%       (3,367)         -1.2%
Gain on insurance recovery                (1,937)         -0.5%            -           0.0%
Other expenses                            28,636           8.1%       24,104           8.4%

Total operating expenses              $  329,436          92.8%   $  227,715          80.7%

Functional Classification
Transportation                        $  119,474          33.7%   $   96,765          34.3%
Maintenance of ways and structures        31,369           8.8%       25,137           8.9%
Maintenance of equipment                  50,093          14.1%       41,771          14.8%
Diesel fuel sold to third parties          7,089           2.0%            -           0.0%
General and administrative                64,946          18.3%       49,692          17.6%
Net loss (gain) on sale and impairment
 of assets                                36,264          10.2%       (3,367)         -1.2%
Gain on insurance recovery                (1,937)         -0.5%            -           0.0%
Depreciation and amortization             22,138           6.2%       17,717           6.3%

Total operating expenses              $  329,436          92.8%   $  227,715          80.7%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
       Railroad Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                     Three Months Ended                     Three Months Ended
                                     September 30, 2006                     September 30, 2005
                            ------------------------------------   ------------------------------------
                                                        Average                                Average
                                                        Revenue                                Revenue
                              Freight                     Per        Freight                     Per
     Commodity Group         Revenues     Carloads      Carload     Revenues     Carloads      Carload
-------------------------   ----------   ----------   ----------   ----------   ----------   ----------
Pulp & Paper                $   17,637       34,552   $      510   $   17,273       37,267   $      463
Coal, Coke & Ores               15,053       51,796          291       13,008       51,548          252
Minerals & Stone                10,348       34,455          300        8,563       21,495          398
Metals                           9,300       21,613          430        7,504       20,047          374
Farm & Food Products             9,221       24,904          370        5,079       15,000          339
Lumber & Forest
 Products                        8,534       21,586          395        9,667       27,018          358
Chemicals-Plastics               6,431       10,907          590        5,876       10,795          544
Petroleum Products               5,146        7,289          706        6,164        7,856          785
Autos & Auto Parts               1,685        3,079          547        1,365        2,658          514
Intermodal                         455        1,103          413          563        1,279          440
Other                            3,145       14,594          215        2,543        9,252          275

Totals                      $   86,955      225,878          385   $   77,605      204,215          380

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
       Railroad Freight Revenue, Carloads and Average Revenue Per Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                      Nine Months Ended                      Nine Months Ended
                                     September 30, 2006                     September 30, 2005
                            ------------------------------------   ------------------------------------
                                                        Average                                Average
                                                        Revenue                                Revenue
                              Freight                     Per        Freight                     Per
     Commodity Group         Revenues     Carloads      Carload     Revenues     Carload       Carload
-------------------------   ----------   ----------   ----------   ----------   ----------   ----------
Pulp & Paper                $   52,364      104,731   $      500   $   42,284       93,362   $      453
Coal, Coke & Ores               47,075      150,826          312       38,421      147,192          261
Metals                          28,046       65,480          428       20,846       57,966          360
Minerals & Stone                27,482       79,917          344       21,390       53,284          401
Lumber & Forest
 Products                       27,468       71,427          385       26,019       72,505          359
Farm & Food
 Products                       21,304       57,435          371       13,526       39,407          343
Chemicals-Plastics              18,935       32,517          582       15,798       29,868          529
Petroleum Products              16,853       22,941          735       19,870       25,369          783
Autos & Auto Parts               5,464       10,530          519        5,248       10,866          483
Intermodal                       1,310        3,058          428        1,561        3,577          436
Other                            9,091       42,648          213        5,021       18,321          274

Totals                      $  255,392      641,510          398   $  209,984      551,717          381

                  Reconciliation of non-GAAP Financial Measures

    This earnings release contains free cash flow and adjusted operating ratios, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

    Free Cash Flow Description and Discussion

    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in/Provided by Investing Activities, excluding the Cost of Acquisitions/Proceeds from Divestitures. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles (GAAP).

    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                             Nine Months Ended September 30,
                                            --------------------------------
                                                 2006              2005
                                            --------------    --------------
Net cash provided by operating activities   $       63,816    $       50,933
Net cash provided by (used in) investing
 activities                                        252,557          (261,875)
Cash proceeds from divestitures                   (306,746)                -
Cash used for acquisitions                          21,189           244,704

Free cash flow                              $       30,816    $       33,762

    Operating Ratio Description and Discussion

    Management views the Operating Ratio, calculated as total Operating Expenses divided by total Revenues, as an important measure of GWI's operating performance. Because management believes it is useful for investors in assessing GWI's financial results compared to the same period in the prior year, Adjusted Operating Ratios are also presented excluding the effects of a legal settlement as well as the impairment loss on its Mexican assets and the effects of its operations in Mexico in the three month period ended September 30, 2006. GWI also discloses Adjusted Operating Ratios that exclude the effects of the sale of surplus rail as well as the effects of its operations in Mexico in the three month periods ended September 30, 2005. The Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Ratios calculated using amounts determined in accordance with GAAP.

    The following table sets forth a reconciliation of GWI's Operating Ratio calculated using amounts determined in accordance with GAAP to the Adjusted Operating Ratios described above:

                                          For the Three Months Ended September 30, 2006
                                      ----------------------------------------------------
                                                       Total       Operating
                                         Total       Operating      Income       Operating
                                       Revenues      Expenses       (Loss)         Ratio
-----------------------------------   ----------    ----------    ----------    ----------
As Reported                           $  128,304    $  141,269    $  (12,965)        110.1%
Legal Settlement                                        (1,138)        1,138
Mexico Impairment                                      (34,156)       34,156
Excluding Above Items                    128,304       105,975        22,329          82.6%
Mexico Operations                         (7,285)       (9,262)        1,977
Excluding Above
 Items and Mexico                     $  121,019    $   96,713    $   24,306          79.9%

                                          For the Three Months Ended September 30, 2005
                                      ----------------------------------------------------
                                                       Total       Operating
                                         Total       Operating      Income       Operating
                                       Revenues      Expenses       (Loss)         Ratio
-----------------------------------   ----------    ----------    ----------    ----------
As Reported                           $  105,250    $   81,171    $   24,079          77.1%
Sale of Surplus Rail                                     3,398        (3,398)
Excluding Above Items                    105,250        84,569        20,681          80.4%
Mexico Operations                        (10,107)       (8,901)       (1,206)
Excluding Above
 Items and Mexico                     $   95,143    $   75,668    $   19,475          79.5%

SOURCE  Genesee & Wyoming Inc.
    -0-                             11/01/2006
    /CONTACT: Christopher Capot, Director of Corporate Communications, Genesee & Wyoming Inc., +1-203-629-3722, cell, +1-203-379-8019, or Investor, T.J.
Gallagher, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722/
    /Web site:  http://www.gwrr.com /